Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of PharmaCyte Biotech, Inc. and subsidiaries for the year ended April 30, 2019 of our report dated August 12, 2019 included in its Registration Statements on Form S-3 (No. 333-220441) relating to the consolidated financial statements and consolidated financial statement schedules for the two years ended April 30, 2019 listed in the accompanying index.

/s/Armanino LLP

Armanino LLP
San Jose, California

August 12, 2019